UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2011

BASSETT FURNITURE INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 2, 2011 Bassett Furniture Industries, Inc. (“the Company”) sold the Company’s 46.9% interest in International Home Furnishings Center, Inc. to International Market Centers, L.P. (“IMC”).  In consideration for the sale, the Company received approximately $74 million in cash proceeds.  Approximately $7 million in additional Company proceeds were placed in escrow to indemnify the purchaser with respect to various contingencies.  Any unused portions of the escrowed funds will be released over a three year period.  In connection with the sale, the Company acquired a minority equity stake in IMC in exchange for $2.4 million.  IMC is majority owned by funds managed by Bain Capital Partners and a subsidiary of certain investment funds managed by Oaktree Capital Management, L.P.

Item 9.01.	Financial Statements and Exhibits

Pro forma financial information with respect to the sale of the Company’s interest in International Home Furnishings Center, Inc. will be provided by amendment to this Current Report on Form 8-K no later than July 18, 2011.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: May 5, 2011	By:	/s/ J. Michael Daniel
J. Michael Daniel
Title: Vice President – Chief Accounting Officer

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